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                                                                   Exhibit (a(6)

                      PRUDENTIAL SHORT-TERM BOND FUND, INC.

                              ARTICLES OF AMENDMENT

         PRUDENTIAL SHORT-TERM BOND FUND, INC., a Maryland corporation having its principal offices in the State of Maryland in Baltimore City (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Corporation is changed to "Dryden Short-Term Bond Fund, Inc."

         SECOND: The Charter of the Corporation is hereby amended to provide that the designation of the "Prudential Short-Term Corporate Bond Fund" series of capital stock of the Corporation is changed to be the "Dryden Short-Term Corporate Bond Fund" series of capital stock.

         THIRD: The foregoing amendments do not increase the authorized stock of the Corporation, and do not change the preferences, conversion or other rights, voting powers, restrictions, limitations on dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

         FOURTH: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and the amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

         FIFTH: The foregoing amendments to the Charter of the Corporation shall become effective at the opening of business on July 7, 2003.

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     IN WITNESS WHEREOF, PRUDENTIAL SHORT-TERM BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 20, 2003.

WITNESS:                                       PRUDENTIAL SHORT-TERM BOND FUND,
                                               INC.



/s/Deborah A. Docs                             By: /s/Judy A. Rice
--------------------------------                  ------------------------------
Deborah A. Docs, Secretary                              Judy A. Rice, President



     THE UNDERSIGNED, President of PRUDENTIAL SHORT-TERM BOND FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                    /s/Judy A. Rice
                                                    ----------------------------
                                                         Judy A. Rice, President

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